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Exhibit 10.37

$750,000,000

YAHOO! INC.

ZERO COUPON SENIOR CONVERTIBLE NOTES DUE 2008

PURCHASE AGREEMENT

        April 3, 2003

                             April 3, 2003

Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, NY 10010-3629

Dear Sirs and Mesdames:

        Yahoo! Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Credit Suisse First Boston LLC ("CSFB") $750,000,000 principal amount of its ZERO COUPON SENIOR CONVERTIBLE NOTES DUE 2008 (the "Securities") to be issued pursuant to the provisions of an Indenture to be dated as of the Closing Date (the "Indenture") between the Company and U.S. Bank National Association, as Trustee (the "Trustee") to be executed on the Closing Date. The Indenture will conform in all material respects to the description thereof in the Circular. The Securities will be convertible into shares of Yahoo! Inc. Common Stock, $0.001 par value (the "Underlying Securities").

        The Securities and the Underlying Securities, will be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act.

        CSFB and its direct and indirect transferees will be entitled to the benefits and subject to the obligations of a Registration Rights Agreement dated as of the Closing Date between the Company and CSFB (the "Registration Rights Agreement") in the form attached hereto as Exhibit A.

        In connection with the sale of the Securities, the Company has prepared an offering circular (the "Circular") including or incorporating by reference a description of the terms of the Securities and the Underlying Securities, the terms of the offering and a description of the Company. As used herein, the term "Circular" shall include in each case the documents incorporated by reference therein. The terms "supplement", "amendment" and "amend" as used herein with respect to the Circular shall include all documents deemed to be incorporated by reference in the Circular that are filed subsequent to the date of such Circular with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        1.    Representations and Warranties.    The Company represents and warrants to, and agrees with, CSFB that:

          (a)   (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Circular complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (ii) the Circular as of its date does not contain and as of the Closing Date (as defined in Section 4), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Circular based upon information relating to CSFB furnished to the Company in writing by CSFB through CSFB expressly for use therein.

          (b)   The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Circular and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (c)   Except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) each "significant subsidiary" of the Company (as such term is defined in Rule 1-02(w) of Regulation S-X) has been duly organized, is validly existing in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the Circular and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, and (ii) all of the issued shares of capital stock of each significant subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

          (d)   This Agreement has been duly authorized, executed and delivered by the Company.

          (e)   The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Circular.

          (f)    The shares of common stock outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable.

          (g)   The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by CSFB in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to the effects of applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and equitable principles (whether applied by a court of law or equity), and will be entitled to the benefits of the Indenture and the Registration Rights Agreement pursuant to which such Securities are to be issued.

          (h)   The Underlying Securities issuable upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

          (i)    Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by, and (assuming due authorization, execution and delivery thereof by the Trustee and CSFB, respectively) is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and equitable principles (whether applied by a court of law or equity) and except as rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law.

          (j)    The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement and the Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities, except (i) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities and by Federal and state securities laws with respect to the Company's obligations under the Registration Rights Agreement or (ii) as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities or to consummate the transactions contemplated by the Circular.

          (k)   There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Circular provided to prospective purchasers of the Securities.

          (l)    There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings accurately described in all material respects in the Circular and proceedings that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities or to consummate the transactions contemplated by the Circular.

          (m)  The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (n)   There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (o)   The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Circular will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (p)   Neither the Company nor any Affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) offered, solicited offers to buy or sold the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (q)   Except as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company, and its subsidiaries, taken as a whole, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and (ii) except as set forth in the Circular, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing.

          (r)   The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance, in all material respects, that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (s)   Assuming the veracity of the representations and warranties contained in Section 7 and compliance with the covenants contained in Section 7, it is not necessary in connection with the offer, sale and delivery of the Securities to CSFB in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

          (t)    The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

        2.    Agreements to Sell and Purchase.    On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company hereby agrees to sell to CSFB, and CSFB, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase from the Company all of the Securities at a purchase price of SEVEN HUNDRED THIRTY-THREE MILLION ONE HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($733,125,000) (the "Purchase Price").

        The Company hereby agrees that, without the prior written consent of CSFB, it will not, during the period ending 60 days after the date of the Circular, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale of the Securities under this Agreement, (B) the issuance by the Company of any shares of common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which CSFB has been advised in writing, (C) the issuance of securities pursuant to any of the plans set forth on Annex 2 hereof or (D) the issuance by the Company of shares of common stock or securities convertible into or exchangeable for common stock (not to exceed, in the aggregate, 30,000,000 shares of common stock) issued in connection with the acquisition (by purchase, merger or otherwise) of (x) any entity or entities or (y) substantially all of the assets or operations of such entity or entities.

        3.    Terms of Offering.    CSFB has advised the Company that CSFB will make an offering of the Securities purchased by CSFB hereunder on the terms to be set forth in the Circular, as soon as practicable after this Agreement is entered into as in CSFB's judgment is advisable.

        4.    Payment and Delivery.    Payment for the Securities shall be made to the Company by wire transfer of Federal or other funds immediately available in New York City against delivery of such Firm Securities for the account of CSFB at 10:00 a.m., New York City time, on April 9, 2003 or at such other time on the same or such other date, not later than April 15, 2003, as shall be agreed between the Company and CSFB. The time and date of such payment are hereinafter referred to as the "Closing Date."

        The Securities shall be in definitive form or global form, as specified by CSFB, and registered in such names and in such denominations as CSFB shall request in writing not later than one full business day prior to the Closing Date. The Securities shall be delivered to CSFB on the Closing Date, with any transfer taxes payable in connection with the transfer of the Securities to CSFB duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

        5.    Conditions to CSFB's Obligations.    The obligation of CSFB to purchase and pay for the Securities on the Closing Date is subject to the following conditions:

          (a)   Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Circular that makes it, in CSFB's judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Circular.

          (b)   CSFB shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied in all material respects with all of the agreements hereunder and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c)   CSFB shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B. Such opinion shall be rendered to CSFB at the request of the Company and shall so state therein. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

          (d)   CSFB shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for CSFB, dated the Closing Date, to the effect set forth in Exhibit C. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

          (e)   CSFB shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to CSFB, from PricewaterhouseCoopers LLP, independent accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Circular; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (f)    On the Closing Date, the Company shall have executed and delivered to CSFB the Registration Rights Agreement.

          (g)   "Lock-up" agreements, each substantially in the form of Exhibit D hereto, shall have been duly executed and delivered to CSFB by each of Terry S. Semel, Jerry Yang and David Filo on or before the Closing Date and such agreements shall be in full force and effect on the Closing Date.

        6.    Covenants of the Company.    In further consideration of the agreements of CSFB contained in this Agreement, the Company covenants with CSFB as follows:

          (a)   To furnish to CSFB in New York City, without charge, prior to 10:00 a.m. New York City time on the business day before the Closing Date and during the period mentioned in Section 6(c), as many copies of the Circular, any documents incorporated by reference therein and any supplements and amendments thereto as CSFB may reasonably request.

          (b)   The Company will advise CSFB promptly of any proposal to amend or supplement the Circular and will not effect such amendment or supplement without CSFB's consent, which shall not be unreasonably withheld, delayed or conditioned.

          (c)   If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by CSFB, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Circular in order to make the statements therein, in the light of the circumstances when the Circular is delivered to a purchaser, not misleading, or if, in the opinion of counsel for CSFB, it is necessary to amend or supplement the Circular to comply with applicable law, forthwith to prepare and furnish, at its own expense, to CSFB, either amendments or supplements to the Circular so that the statements in the Circular as so amended or supplemented will not, in the light of the circumstances when the Circular is delivered to a purchaser, be misleading or so that the Circular, as amended or supplemented, will comply with applicable law.

          (d)   To endeavor to qualify the Securities for offer and sale, in cooperation with CSFB, under the securities or Blue Sky laws of such jurisdictions as CSFB shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (e)   Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Circular and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to CSFB, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to CSFB, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for CSFB in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (v) any fees charged by rating agencies for the rating of the Securities, the fees and expenses, if any, incurred in connection with the admission of the Securities for trading in PORTAL or any successor market system, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Securities, and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, CSFB will pay all of its costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by it and any advertising expenses connected with any offers it may make.

          (f)    Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could reasonably be expected to be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

          (g)   Not to solicit any offer to buy or offer or sell the Securities or the Underlying Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (h)   While any of the Securities or the Underlying Securities remain "restricted securities" within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

          (i)    If requested by CSFB, to use its best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.

          (j)    During the period of two years after the Closing Date, the Company will not resell any of the Securities which constitute "restricted securities" under Rule 144 that have been reacquired by it.

          (k)   Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

        7.    Offering of Securities; Restrictions on Transfer.

          (a)   CSFB represents and warrants that it is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). CSFB agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be QIBs that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Circular under the caption "Transfer Restrictions," (iii) in the case of a non-bank purchaser of a Security acting as a fiduciary for one or more third parties, each third party shall, in the reasonable judgment of CSFB, be a QIB, (iv) the transfer restrictions and the other provisions set forth in the Circular under the heading "Notice to Investors", including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and CSFB, and (v) CSFB will deliver to each purchaser of the Securities from CSFB, in connection with its original distribution of the Securities, a copy of the Circular, as amended and supplemented at the date of such delivery.

          (b)   CSFB represents, warrants, and agrees with respect to offers and sales outside the United States that:

            (i)    CSFB will not engage in any directed selling efforts (within the meaning of Regulation S under the Securities Act ("Regulation S")) and will comply with the offering restriction requirements of Regulation S;

            (ii)   CSFB will only offer the Securities in accordance with Rule 903 of Regulation S under the Securities Act; including that commencing on the date hereof and continuing through the one year restricted period commencing on the Closing Date:

              (A)  no such offer or sale will be made to a U.S. person or for the account or benefit of a U.S. person (other than CSFB);

              (B)  CSFB will not engage in hedging transactions involving the Securities or the Underlying Securities unless in compliance with the Securities Act and will include in any information provided to publishers of publicly available databases a statement that the Securities are subject to restrictions under Regulation S and Rule 144A; and

              (C)  CSFB, its affiliates and any person acting on its behalf, if selling Securities to a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Securities, will send a confirmation or other notice to the purchaser stating that the purchaser is subject to the same restrictions on offers and sales as set forth in this Section 7.

            (iii)  CSFB understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities, or possession or distribution of the Circular or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;

            (iv)  CSFB will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes the Circular or any such other material, in all cases at its own expense;

            (v)   the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;

            (vi)  CSFB (i) has not offered or sold and, prior to the date six months after the Closing Date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") with respect of anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (iii) will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and;

            (vii) CSFB understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law;

        8.    Indemnity and Contribution.

          (a)   The Company agrees to indemnify and hold harmless CSFB, each person, if any, who controls CSFB within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of CSFB within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, and, subject to the provisions of Section 8(c), will reimburse any legal or other expenses reasonably incurred by CSFB in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to CSFB furnished to the Company in writing by CSFB expressly for use therein.

          (b)   CSFB agrees to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to CSFB, and, subject to the provisions of Section 8(c), will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, but only with reference to information relating to CSFB furnished to the Company in writing by CSFB expressly for use in the Circular or any amendments or supplements thereto.

          (c)   In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by CSFB, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not, prior to the date of such settlement, have (i) reimbursed the indemnified party in accordance with such request, or (ii) (A) reimbursed such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable, and (B) provided written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d)   To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and CSFB on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of CSFB on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and CSFB on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total discounts and commissions received by CSFB, in each case as set forth in the Circular, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and of CSFB on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by CSFB and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e)   The Company and CSFB agree that it would not be just or equitable if contribution pursuant to Section 8(d)(i) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d)(i). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, CSFB shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that CSFB has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f)    The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of CSFB, any person controlling CSFB or any affiliate of CSFB or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

        9.    Termination.    CSFB may terminate this Agreement by notice given by CSFB to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market, (ii) trading of any securities of the Company shall have been suspended on the Nasdaq National Market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in CSFB's judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in CSFB's judgment, impracticable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Circular. If this Agreement shall be terminated by CSFB because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse CSFB for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by CSFB in connection with this Agreement or the offering contemplated hereunder.

        10.    Effectiveness.    This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

        11.    Counterparts.    This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        12.    Applicable Law.    This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

        13.    Headings.    The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

        14.    Parties.    This Agreement shall inure to the benefit of and be binding upon CSFB and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than CSFB and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of CSFB and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from CSFB shall be deemed to be a successor by reason merely of such purchase.

        15.    Interpretation.    The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Very truly yours,
Yahoo! Inc.
By:	/s/ SUSAN DECKER
	Name:	Susan Decker
	Title:	Executive Vice President, Finance and Administration and Chief Financial Officer
Accepted as of the date hereof
Credit Suisse First Boston LLC
By:	/s/ KRIS KLEIN
	Name:	Kris Klein
	Title:	Managing Director

[SIGNATURE PAGE TO PURCHASE AGREEMENT]

Index of Annexes and Exhibits

Annex 2—Benefit Plans
Exhibit A—Form of Registration Rights Agreement
Exhibit B—Form of Opinion of Counsel for the Company
Exhibit C—Form of Opinion of Davis Polk & Wardwell
Exhibit D—Form of Lock-Up Letter

QuickLinks

  Exhibit 10.37
$750,000,000 YAHOO! INC. ZERO COUPON SENIOR CONVERTIBLE NOTES DUE 2008 PURCHASE AGREEMENT